UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2010

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

333-160471	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 20, 2010, General Motors Holdings LLC (GM Holdings), a wholly owned subsidiary of General Motors Company, repaid all loans and other amounts outstanding under its secured credit agreement (UST Credit Agreement) with the United States Department of the Treasury (U.S. Treasury) in an aggregate amount of $4.7 billion. General Motors of Canada Limited (GMCL), a wholly owned subsidiary of GM Holdings, repaid all loans and other amounts outstanding under GMCL’s loan agreement (Canadian Loan Agreement) with Export Development Canada in an aggregate amount of CAD $1.1 billion.

Following the repayment of the obligations under the UST Credit Agreement and the Canadian Loan Agreement, funds in an amount of $6.6 billion that were held in escrow have been released to GM Holdings, and the availability of those funds is no longer subject to the conditions set forth in the UST Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

Date: April 22, 2010	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer